Exhibit 10.13

CONTINENTAL AIRLINES, INC.

ANNUAL EXECUTIVE INCENTIVE PROGRAM

1.           Purpose.  This Continental Airlines, Inc. Annual Executive Incentive Program (the “Program”) has been adopted by the Human Resources Committee of the Board of Directors of Continental Airlines, Inc., a Delaware corporation (the “Company”), to implement in part the Performance Award provisions of the Continental Airlines, Inc. Incentive Plan 2010 (as amended from time to time, the “Incentive Plan 2010”), and is intended to provide a method for attracting, motivating, and retaining key officers of the Company and its subsidiaries and to compensate such officers based on performance measures based upon pre-tax income of the Company and its consolidated subsidiaries as described herein.  The Program and participation hereunder shall be subject to the terms of the Incentive Plan 2010, including the limitations on the maximum amount of compensation that may be paid with respect to Performance Awards (as such term is defined in the Incentive Plan 2010) as provided therein.

2.           Participants.  Each of the Chief Executive Officer, the President, each Executive Vice President and each Senior Vice President of the Company shall automatically participate in the Program with respect to each fiscal year, and, with respect to a particular fiscal year, such other officers of the Company or its subsidiaries shall participate in the Program as may be recommended to the Human Resources Committee of the Board of Directors of the Company (the “Committee”) by the Chief Executive Officer of the Company and designated by the Committee to be a participant in the Program with respect to such fiscal year. Each of the foregoing persons is referred to herein as a “Participant,” and the right to participate in the Program for a fiscal year or portion thereof constitutes a Performance Award under the Incentive Plan 2010.  The Chief Executive Officer shall have the power to terminate any Participant’s participation in the Program upon written notice to such Participant of such termination, subject to ratification of such action by the Committee.

3.           Definitions.  Where the following words and phrases are used in the Program, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

(a)
“Annual Incentive Payment” with respect to a Participant for a fiscal year shall be equal to the dollar amount calculated by multiplying such Participant’s Base Salary with respect to such fiscal year by: (1) zero percent (0%), if the Pre-tax Income with respect to such fiscal year is less than the Entry Level Pre-tax Income with respect to such fiscal year, or (2) fifty percent (50%) if the Pre-tax Income with respect to such fiscal year is at least equal to the Entry Level Pre-tax Income with respect to such fiscal year, and (if the Pre-tax Income with respect to such fiscal year exceeds the Entry Level Pre-tax Income with respect to such fiscal year) an additional Target Incentive Percentage (or prorated portion thereof) for each million dollars (or portion thereof) that the Pre-tax Income with respect to such fiscal year exceeds the Entry Level Pre-tax Income with respect to such fiscal year, up to and including the Target Level Pre-tax Income with respect to such fiscal year, and (if the Pre-tax Income with respect to such fiscal year exceeds the Target Level Pre-tax Income with respect to such fiscal year) an additional Stretch Incentive Percentage (or prorated portion thereof) for each million dollars (or portion thereof) that the Pre-tax Income with respect to such fiscal year exceeds the Target Level Pre-tax Income with respect to such fiscal year, up to and including the Stretch Level Pre-tax Income with respect to such fiscal year.

(b)
“Base Salary” with respect to a fiscal year means the Participant’s base annual salary with respect to such fiscal year payable by the Company or a consolidated subsidiary, as in effect on the last day of such fiscal year (or as in effect on such other date as may be specified in the Program).

(c)
“Cash Hurdle” means, with respect to a fiscal year, that the Company’s cash, cash equivalents and short term investments (excluding restricted cash, cash equivalents and short term investments) at the end of such fiscal year, as reflected on the regularly prepared and publicly available consolidated balance sheet of the Company prepared in accordance with applicable accounting rules, is equal to or greater than the dollar amount established by the Committee as the Cash Hurdle with respect to such fiscal year as provided in Section 5 hereof.

(d)	“Change in Control” means a “Change in Control” as defined in the Incentive Plan 2010 as in effect on the date the Incentive Plan 2010 is approved by the stockholders of the Company.

(e)
“Entry Level Pre-tax Income” with respect to a fiscal year means the amount established by the Committee as the Entry Level Pre-tax Income with respect to such fiscal year pursuant to Section 5 hereof.

(f)
“Pre-tax Income” means, with respect to each fiscal year, the consolidated income before taxes but after minority interest (as computed using net income (loss) before taxes) of the Company for such fiscal year as shown on the Company’s consolidated financial statements for such fiscal year, but calculated excluding any special, unusual or non-recurring items as determined by the Committee in accordance with applicable accounting rules.

(g)
“Stretch Incentive Percentage” with respect to a fiscal year means that percentage established by the Committee as the Stretch Incentive Percentage with respect to such fiscal year pursuant to Section 5 hereof.

(h)
“Stretch Level Pre-tax Income” with respect to a fiscal year means the amount established by the Committee as the Stretch Level Pre-tax Income with respect to such fiscal year pursuant to Section 5 hereof.

(i)
“Target Incentive Percentage” with respect to a fiscal year means that percentage established by the Committee as the Target Incentive Percentage with respect to such fiscal year pursuant to Section 5 hereof.

(j)
“Target Level Pre-tax Income” with respect to a fiscal year means the amount established by the Committee as the Target Level Pre-tax Income with respect to such fiscal year pursuant to Section 5 hereof.

4.           Annual Incentive Payments.  Each Participant in the Program who has remained continuously employed by the Company or a subsidiary during an entire fiscal year covered by the Program shall receive, as soon as reasonably practicable after the certification by the Committee described in Section 5 below with respect to such fiscal year (but in no event later than the 15th day of the third month following the end of such fiscal year), a cash payment with respect to such fiscal year equal to the Annual Incentive Payment, if any, for such Participant with respect to such fiscal year; provided that the Cash Hurdle for such fiscal year has been achieved (and if such Cash Hurdle has not been achieved, then no Annual Incentive Payment shall be payable with respect to such fiscal year).  If a person becomes a Participant after the first day of a fiscal year, then (a) such Participant’s Annual Incentive Payment, if any, with respect to such fiscal year shall be pro-rated based on a fraction, the numerator of which is the number of days during the period beginning on the date of such Participant’s commencement of participation in the Program for such fiscal year and ending on the last day of such fiscal year, and the denominator of which is 365, and (b) the continuous employment requirement set forth in the first sentence of this Section 4 for the fiscal year in which such Participant begins participation in the Program shall apply only to that portion of such fiscal year beginning on the date of such Participant’s commencement of participation (rather than the entire fiscal year).

5.           Administration.  The Program will be administered by the Committee, which at all times will consist of not less than two persons, each of whom is an “outside director” within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  The action of a majority of the members of the Committee will be the act of the Committee.  The Committee shall, within 90 days after the beginning of each fiscal year of the Company beginning on or after January 1, 2010, establish in writing the Entry Level Pre-tax Income, the Target Level Pre-tax Income, the Stretch Level Pre-tax Income, the Target Incentive Percentage, the Stretch Incentive Percentage, and the Cash Hurdle for such fiscal year for purposes of the Program, in each case subject to adjustment as determined by the Committee in its discretion as a result of changes in accounting principles and other significant extraordinary items or events; provided that in respect of any Award intended to qualify as performance-based compensation within the meaning of section 162(m) of the Code, such adjustments may only be made if and to the extent permitted by section 162(m) of the Code.

The interpretation and construction by the Committee of any provision of the Program, and any determination or action by the Committee pursuant to any provision hereof, will be final and conclusive for all purposes, and each Participant’s participation in the Program is expressly subject to the foregoing.  No member of the Committee shall be liable for any action or determination taken or made in good faith or upon reliance in good faith on the records of the Company or information presented to the Committee by the Company’s officers, employees, or other persons (including the Company’s outside auditors) as to matters such member reasonably believes are within such other person’s professional or expert competence.  If a Participant disagrees with any decision, determination, or action made or taken by the Committee, then the dispute will be limited to whether the Committee has satisfied its duty to make such decision or determination or take such action in good faith.

As soon as is reasonably practical after the end of each fiscal year during which the Program is effective (but in no event later than the time which will permit the Company to pay any required Annual Incentive Payment for such fiscal year within the time period prescribed in Section 4 above), the Committee shall certify in writing (including by electronic mail transmission), prior to the payment of any Annual Incentive Payment with respect to such fiscal year, whether the performance goals set forth herein have been met and whether any other material terms relating to the payment of such Annual Incentive Payment have been satisfied, to the extent required by section 162(m) of the Code.  For purposes of the preceding sentence, approved minutes of the Committee meeting in which the certification is made shall be treated as a written certification.

6.           Payments upon a Change in Control.  If a Change in Control occurs and on the date thereof or thereafter during the year in which such Change in Control occurs (a “Change Year”), a Participant suffers a Qualifying Event (as herein defined), then such Participant shall, upon the occurrence of the Qualifying Event, receive an amount in cash from the Company equal to the maximum Annual Incentive Payment payable to such Participant with respect to such Change Year (calculated as if the Stretch Level Pre-tax Income and the Cash Hurdle had been achieved, irrespective of actual results, and based on such Participant’s Base Salary as in effect on the first day of such Change Year, or if higher, as in effect immediately prior to the occurrence of the Change in Control) and such Participant shall not be entitled to any additional Annual Incentive Payment with respect to such Change Year.

As used herein, the term “Qualifying Event” with respect to a Participant means (i) the termination of such Participant’s participation in the Program or a reduction in such Participant’s Base Salary, (ii) the assignment to such Participant by the Board of Directors or the Committee or other officers or representatives of the Company of duties materially inconsistent with the duties associated with his position as such duties are constituted as of the first day of the Change Year, (iii) a material diminution in the nature or scope of such Participant’s authority, responsibilities, or title from those applicable to him as of the first day of the Change Year, (iv) the occurrence of material acts or conduct on the part of the Company or its officers or representatives which prevent such Participant from performing his duties and responsibilities as they existed on the first day of the Change Year, (v) the Company requiring such Participant to be permanently based anywhere outside a major urban center in the state (or, if applicable, foreign country, U.S. territory or other applicable sovereign entity) in which he was based as of the first day of the Change Year, or (vi) the taking of any action by the Company that would materially adversely affect the corporate amenities enjoyed by such Participant on the first day of the Change Year, except in each case if such Participant’s employment with the Company and its subsidiaries is terminated (a) upon such Participant’s death, (b) upon disability entitling him to benefits under the Company’s group long-term disability plan, (c) for cause, which for purposes hereof shall mean (1) in the case of a Participant with an employment agreement with the Company or a subsidiary, the involuntary termination by the Company (or, if applicable, a subsidiary) of such Participant’s employment under circumstances that do not require the Company (or such subsidiary) to pay to such Participant a “Termination Payment” or “Monthly Severance Amount,” as such terms are defined in such Participant’s employment agreement, and (2) in the case of a Participant who does not have an employment agreement with the Company or a subsidiary, the involuntary termination by the Company (or, if applicable, a subsidiary) of such Participant’s employment based upon a determination by the Committee or an authorized officer of the Company (or such subsidiary) that such Participant has engaged in gross negligence or willful misconduct in the performance of, or such Participant has abused alcohol or drugs rendering him unable to perform, the material duties and services required of him in his employment, or (d) upon the voluntary resignation from employment of such Participant (other than in connection with circumstances which would permit such Participant to receive severance benefits pursuant to any contract of employment between such Participant and the Company or any of its subsidiaries).

7.           Amendments, Termination and Other Matters.  Subject to the other provisions of this Section 7, the Program may be amended from time to time or terminated by the Committee; provided that the Program may not be amended or terminated in a manner that would impair the rights of any Participant with respect to any outstanding Performance Award with respect to a fiscal year that has ended prior to such amendment or termination without the consent of such Participant, and may not be amended or terminated in contemplation of or in connection with a Change in Control, nor may any Participant’s participation herein be terminated in connection with a Change in Control, unless adequate and effective provision for the making of all payments otherwise payable pursuant to Section 6 of the Program (as in effect on the date of the adoption of the Program) with respect to such Change in Control shall be made in connection with any such amendment or termination.

Participation in the Program by a Participant shall terminate upon such Participant’s termination of employment with the Company and its subsidiaries or as otherwise set forth herein, and no Participant shall have any right to continue to participate in the Program or have any vested right to any incentive or other payment hereunder (except as aforesaid in connection with a Change in Control and except with respect to fiscal years which have already ended prior to such amendment or termination or prior to such Participant’s termination of employment with the Company and its subsidiaries).

Participation in the Program shall not confer any right of future employment.  The Program is not intended to create a pension or welfare benefit plan and is intended to be exempt from application of the Employee Retirement Income Security Act of 1974, as amended.  The Program is unfunded and shall not create, or be construed to create, a trust or separate fund or funds, and each Participant shall be entitled only to look to the Company for any benefit hereunder, and shall have no greater right than an unsecured creditor of the Company.

No liability whatsoever shall attach to or be incurred by any past, present or future stockholders, officers or directors, as such, of the Company or any of its subsidiaries, under or by reason of the Program or the administration thereof, and each Participant, in consideration of receiving benefits and participating hereunder, expressly waives and releases any and all claims relating to any such liability.

No incentive payment or Performance Award or other right, title, interest, or benefit hereunder shall ever be assignable or transferable, or liable for, or charged with any of the torts or obligations of a Participant or any person claiming under a Participant, or be subject to seizure by any creditor of a Participant or any person claiming under a Participant.  No Participant or any person claiming under a Participant shall have the power to anticipate or dispose of any incentive payment, Performance Award or other right, title, interest, or benefit hereunder in any manner until the same shall have actually been distributed free and clear of the terms of the Program.  Incentive payments hereunder shall be payable only to the Participant (or in the event of the death of a Participant, any payment due under the Program to such Participant shall be made to such Participant’s estate).  Notwithstanding the preceding provisions of this paragraph, the Committee shall comply with the terms of any qualified domestic relations order (as defined in the Incentive Plan 2010) providing for the transfer or assignment of all or any portion of a Participant’s interest under the Program.  The provisions of the Program shall be binding on all successors and assigns of a Participant, including without limitation the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

Wherever appropriate herein, words used in the singular shall be considered to include the plural, and words used in the plural shall be considered to include the singular.  The masculine gender, where appearing in the Program, shall be deemed to include the feminine gender.

The Program shall be construed in accordance with the laws of the State of Texas.

8.           Tax Withholding.  The Company shall have the right to withhold from any payment hereunder all applicable federal, state, local and other taxes as required by law.

9.           Effective Date.  The Program shall be effective as of the date of its adoption by the Committee and shall be applicable to fiscal years of the Company beginning on or after January 1, 2010.